UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2021

American Virtual Cloud Technologies, Inc.

(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On December 2, 2021 (the “Closing Date”), American Virtual Cloud Technologies, Inc (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Monroe Capital Management Advisors, LLC (“Administrative Agent”) and the lenders party thereto. Capitalized terms used in this Item 1.01 and not otherwise defined have the meanings given to them in the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

The Credit Agreement provides for a $27,000,000 term loan facility (the “Credit Facility”), which matures on the earlier of (i) December 2, 2022 and (ii) the date on which the Computex Sale is consummated. The Company is required to comply with certain sale milestone terms, conditions and timeframes for its consummation of the Computex Sale. The Company is required to use the proceeds of the term loans solely to repay debt under that certain credit agreement, dated as of December 18, 2017 (as amended, the “Prior Credit Agreement”), by and among Stratos Management Systems, Inc. (f/k/a Tango Merger Sub Corp.), the Company, certain domestic subsidiaries of the Company and Comerica Bank, as lender, for working capital purposes, and for other general business purposes.

Loans under the Credit Facility bear interest at a rate equal to, at the Company’s option, either the Base Rate for the interest period in effect for such borrowing plus 10.00% per annum, or the LIBOR Rate for the interest period in effect for such borrowing plus 11.00% per annum. The Company is required to pay to Administrative Agent a closing fee in cash upon the earlier of January 10, 2022 and receipt of certain proceeds, in an amount equal to 2.5% of the Term Loan Commitments, and will be required to pay additional cash fees if the Credit Facility is not repaid in full by certain dates, commencing on or about March 2, 2022.

The obligations of the Company, as borrower, under the Credit Facility, are guaranteed by Company’s wholly-owned domestic subsidiaries (together with the Company, the “Loan Parties”) and may in the future be guaranteed by certain other domestic and foreign subsidiaries of the Company. The obligations of the Loan Parties under the Credit Agreement and other loan documents are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in all tangible and intangible assets of the Loan Parties, except for certain excluded assets.

The Company is required to make mandatory prepayments of outstanding indebtedness under the Credit Agreement under certain circumstances, including specified percentages of net cash proceeds from (i) any asset disposition (including the Computex Sale, the net cash proceeds of which will be used to repay the Term Loans), and (ii) issuance of equity interests and debt of any Loan Party, and Extraordinary Receipts.

The Credit Agreement contains customary events of default, representations and warranties and affirmative and negative covenants applicable to the Loan Parties and their consolidated subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. Under the terms of the Credit Agreement, each of the Company and its wholly-owned domestic subsidiary, Computex, Inc., is required to comply with a minimum EBITDA test, the Company’s Kandy business is required to comply with a minimum total revenue test, and the Loan Parties are required to comply with a minimum liquidity test.

In connection with the closing of the Credit Facility, the promissory note issued by the Company on September 16, 2021 to a third-party lender, evidencing a loan in the principal amount of $5,000,000 made to the Company by the lender on that date (the “Loan”), as described in the Current Report on Form 8-K filed by the Company on September 17, 2021, was amended and restated (the “A&R Note”). Pursuant to the A&R Note, among other things, the definition of “Maturity Date” was revised so that the consummation of the transactions contemplated by the Credit Agreement did not result in the maturity of the Loan, and in consideration therefor the Company paid the lender an amendment fee in the amount of $1,250,000.

Monroe Warrants

On the Closing Date, in connection with the closing of the Credit Facility and pursuant to a Subscription Agreement (the “Subscription Agreement”), the Company issued to certain funds affiliated with Monroe Capital (the “Holders”) warrants to purchase, in the aggregate, up to 2,508,352 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $0.0001 per share (the “Monroe Warrants”). The number of shares of Common Stock issuable upon exercise of the Monroe Warrants is subject to, in addition to customary adjustments for stock dividends, stock splits, reclassifications and the like, adjustment for certain issuances (or deemed issuances) of Common Stock at a price per share below $1.564 while the Monroe Warrants are outstanding, such that the Monroe Warrants will remain exercisable for, in the aggregate, approximately 2.5% of the total number of shares of Common Stock outstanding, calculated on a fully-diluted basis. The Monroe Warrants are immediately exercisable and will expire on January 31, 2029.

Registration Rights Agreement

Also on the Closing Date, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with the Holders. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the SEC on the 61st day following the Closing Date a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Monroe Warrants (the “Registrable Securities”), and to use reasonable best efforts to cause such registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but no later than the Initial Effectiveness Deadline (as defined therein). If the registration statement is not filed within 61 days after the Closing Date or is not declared effective by the applicable deadline set forth in the Registration Rights Agreement, or under certain other circumstances described in the Registration Rights Agreement, then the Company shall be obligated to pay to each Holder an amount in cash equal to 1% of such Holder’s original purchase price until the applicable event giving rise to such payments is cured, subject to a cap of 10% of such Holder’s initial purchase price. The Registration Rights Agreement also provides that the Company is obligated to file additional registration statements under certain circumstances.

Amendment and Waiver

Also on the Closing Date, in connection with the closing of the Credit Facility, the Company entered into an amendment and waiver (the “Amendment”) with the buyer (the “Buyer”) under the securities purchase agreement, dated as of November 2, 2021 (the “Purchase Agreement”), between the Company and the Buyer, as described in the Current Report on Form 8-K filed by the Company on November 3, 2021. Pursuant to the Amendment, the Buyer waived certain of its rights under the Purchase Agreement related to the issuance of the Monroe Warrants (and any underlying shares of Common Stock), including standstill and preemptive rights under the Purchase Agreement. The Buyer also agreed that the issuance of shares of Common Stock pursuant to the Monroe Warrants, subject to a cap of 5,016,704 shares (subject to adjustment for stock splits and similar events), would not result in any adjustment to the exercise price of the Series A Warrants and Series B Warrants issued to the Buyer pursuant to the Purchase Agreement (except as set forth in the following sentence). Also pursuant to the Amendment, the Company lowered the per share exercise price of the Series A Warrants and Series B Warrants from $2.00 to $1.50, which resulted in an adjustment in the number of shares of Common Stock currently issuable upon exercise of each of the Series A Warrants and Series B Warrants from 2,500,000 to 3,333,334.

In consideration of the waivers by the Buyer in the Amendment, on December 2, 2021 the Company issued to the Buyer a warrant to purchase up to 1,500,000 shares of Common Stock, at an exercise price of $0.0001 per share (the “Series C Warrant”). The Series C Warrant is immediately exercisable and will expire on December 2, 2026.

Pursuant to the Amendment, the Company agreed to seek the approval of its stockholders for the issuance of all securities issued pursuant to the Purchase Agreement and the Amendment, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). In connection with such agreement, the Company entered into voting agreements (the “Voting Agreements”) with each of Navigation Capital Partners SOF I, LLC, Pensare Sponsor Group, LLC and Ribbon Communications Inc., each of which is a significant stockholder of the Company (each, a “Stockholder”). Pursuant to the Voting Agreements, each Stockholder has agreed, with respect to all of the voting securities of the Company that such Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval.

The foregoing summary provides only a brief description of the Credit Agreement, the Monroe Warrants, the Registration Rights Agreement, the Amendment, the Series C Warrant, the Voting Agreements, the Subscription Agreement and the A&R Note. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which (or, in the case of the Monroe Warrants and Voting Agreements, the form of which) are attached hereto as Exhibits 10.1, 4.1, 10.2, 10.3, 4.2, 10. 4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, effective upon the closing of the Credit Facility, all amounts outstanding under the Prior Credit Agreement were paid in full and the Prior Credit Agreement was terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 under the heading “Credit Agreement” is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Monroe Warrants is incorporated herein by reference. The Monroe Warrants and underlying shares of Common Stock (the “Monroe Securities”) have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The Monroe Securities contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Monroe Warrant.
4.2	Series C Warrant, dated December 2, 2021.
10.1	Credit Agreement, dated December 2, 2021.
10.2	Registration Rights Agreement, dated December 2, 2021.
10.3	Amendment and Waiver, dated December 2, 2021.
10.4	Form of Voting Agreement.
10.5	Subscription Agreement, dated December 2, 2021.
10.6	Amended and Restated Promissory Note, dated December 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas H. King
	Name:	Thomas H. King
	Title:	Chief Financial Officer

Date: December 3, 2021

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